Exhibit 4.4

SHAREHOLDERS AGREEMENT

dated as of

August 18, 2015

among

LAI MEISONG

LAI JIANFA

WANG JILEI

HU XIANGLIANG

ZTO EXPRESS (CAYMAN) INC.

PARTIES LISTED ON SCHEDULE I

PARTIES LISTED ON SCHEDULE II

and

PARTIES LISTED ON SCHEDULE III

SCHEDULE I:	LIST OF PRINCIPALS
SCHEDULE II:	LIST OF OTHER SHAREHOLDERS
SCHEDULE III:	LIST OF NEW INVESTORS
SCHEDULE IV:	LIST OF COMPETITORS
SCHEDULE V:	LIST OF RESTRICTED AFFILIATES
SCHEDULE VI:	ADDRESS FOR NOTICES
SCHEDULE VII:	PROTECTIVE MEASURES

ii

EXHIBIT A:	DEED OF ADHERENCE
EXHIBIT B:	MEMORANDUM AND ARTICLES
EXHIBIT C:	FORM OF INSTRUMENT OF TRANSFER

iii

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDER AGREEMENT (this “Agreement”) dated as of August 18, 2015 by and among:

(a)                     Mr. Lai Meisong (赖梅松), a PRC citizen, (the “Founder”);

(b)                     Mr. Lai Jianfa (赖建法), a PRC citizen;

(c)                      Mr. Wang Jilei (王吉雷), a PRC citizen;

(d)                     Mr. Hu Xiangliang (胡向亮), a PRC citizen, (each individual listed in (a) to (d), a “Key Shareholder”);

(e)                      ZTO Express (Cayman) Inc., a company limited by shares incorporated and existing under the laws of Cayman Islands (the “Company”);

(f)                       Each Person (as defined below) listed on Schedule I (together with the Key Shareholders, the “Principals”);

(g)                      Each Person listed on Schedule II (each, a “Existing Institutional Shareholder”); and

(h)                     Each Person listed on Schedule III (each, a “New Investor”).

W I T N E S S E T H:

WHEREAS, the Company, the Founder, WP and other parties listed thereto have entered into a Share Purchase and Subscription Agreement (the “Share Purchase Agreement”) on May 21, 2015, under which, the new investors specified therein have agreed to purchase 38,241,600 of Ordinary Shares (as defined below) in total from the Company’s shareholders and to subscribe for 30,079,918 of Series A Preferred Shares (as defined below) in total from the Company;

WHEREAS, as at the date hereof, the Shareholders collectively hold 100% outstanding Ordinary Shares and Series A Preferred Shares;

WHEREAS, the Domestic Company, Sequoia’s Affiliates and other parties listed therein have entered into the Termination Agreement (《终止协议》) to terminate a series of investment agreements relating to the Domestic Company among those parties respectively on August 18, 2015; and

WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of the transactions contemplated by the Share Purchase Agreement and other Transaction Documents;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.                          Definitions.  (a)  As used in this Agreement, the following terms have the following meanings:

“Accounting Standards” means as applicable, (i) the international financial reporting standards promulgated from time to time by the International Accounting Standards Board (including standards and interpretations approved thereby), together with the pronouncements thereon by the International Accounting Standards Board from time to time, (ii) the generally accepted accounting principles in the United States of America or (iii) any other accounting standards agreed by the New Investors Holding a Majority in Interest.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.  With respect to a New Investor and Sequoia, the term “Affiliate” also includes (i) any shareholder of such Person, (ii) such Person’s or its shareholder’s general partners or limited partners, and (iii) the fund manager managing such Person or its shareholder (and general partners, limited partners and officers thereof) and other funds managed by such fund manager (for the avoidance of doubt, excluding their respective Portfolio Companies).  With respect to any natural Person, each of the following Persons is such Person’s Affiliate for purposes of this Agreement and the other Transaction Documents: (i) spouse; (ii) parents; (iii) children; (iv) siblings; (v) any other Person who is a lineal ascendant or descendant of such Person; and (vi) any other Person who is a relative of such Person and lives in the same house with such Person.  Notwithstanding the foregoing, the parties acknowledge and agree that (a) the name “Sequoia Capital” is commonly used to describe a variety of entities (collectively, the “Sequoia Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not be binding on, or restrict the activities of, any (i) Sequoia Entity outside of the Sequoia China Sector Group or (ii) Sequoia Entity primarily engaged in investment and trading in the secondary securities market.  For purposes of the foregoing, the “Sequoia China Sector Group” means all Sequoia Entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the PRC.

“Alternate Director” means a person appointed pursuant to Section 2.01(c) and appointed as an alternate Director by the appointing Director.

“Anti-Bribery Law” means (i) the Foreign Corrupt Practices Act of 1977 of the United States of America, as amended, (ii) the UK Bribery Act 2010, as amended (iii) the relevant provisions of the Criminal Law of the PRC (including Articles 93, 163, 164, 389, 390, 391, 392 and 393), (iv) the relevant provisions of the PRC Anti-Unfair Competition Law (including Articles 8 and 10), (v) the Interim Provisions Prohibiting Commercial Bribery Conducts issued by the State Administration for Industry and Commerce of the PRC and (vi) any other applicable laws, rules and regulations relating to commercial bribery, anti-corruption or related matters, in each case as amended and supplemented from time to time.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended.

“Big 4 Accounting Firm” shall mean any of Deloitte & Touche, Ernst & Young, KPMG or PricewaterhouseCoopers.

“Board” means the board of directors of the Company.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, Hong Kong or the PRC are authorized or required by Applicable Law to close.

“BVI Holding Company” means ZTO Express Limited, a company limited by shares incorporated and existing under the laws of the British Virgin Islands.

“Captive Structure” has the meaning ascribed to it in the Share Purchase Agreement.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Chief Compliance Officer” means the chief compliance officer of the Company.

“Circular 37” means the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Financing and Round Trip Investment via Overseas Special Purpose Companies (《关于境内居民通过特殊目的公司境外融资及返程投资外汇管理有关问题的通知》) issued by SAFE on July 14, 2014.

“Closing Date” has the meaning ascribed to it in the Share Purchase Agreement.

“Company Securities” means the Equity Securities of the Company.

“Competitor” means any Person listed on Schedule IV.

“Compliance Laws” has the meaning ascribed to it in the Share Purchase Agreement.

“Consent” means any consent, approval, authorization, release, waiver, permit, grant, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of fifty percent (50%) or more of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.  The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Control Documents” has the meaning ascribed to it in the Share Purchase Agreement.

“Director” means any director of the Company.

“Domestic Company” means ZTO Express Co., Ltd. (中通快递股份有限公司), a company limited by shares incorporated and existing under the laws of the PRC.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Excluded Issuance” means the proposed issuance of 16,800,000 shares of Ordinary Shares in total to (i) the directors, officers, employees and franchisees pursuant an equity incentive plan or a similar plan to be adopted by the Company after the date hereof and (ii) to the Target Franchisees in connection with the acquisition of them.

“Financial Investor” means each of (i) the New Investors, (ii) Sequoia and (iii) Hao Min.

“FINRA” means the Financial Industry Regulatory Authority.

“First Closing Date” has the meaning ascribed to it in the Share Purchase Agreement.

“Form F-3” means Form F-3 promulgated by the SEC under the Securities Act or any substantially similar form then in effect.

“Founder SPV” means ZTO LMS Holding Limited, a company limited by shares incorporated and existing under the laws of the British Virgin Islands.

“Group” means, collectively, the Group Companies.

“Group Company” means each of the Company, the BVI Holding Company, the HK Holding Company, the WFOE and the Domestic Company, together with each of their respective Subsidiaries.

“Gopher” means Gopher China S.O. Project Limited, a company established and existing under the laws of the British Virgin Islands.

“Governmental Action” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, decree, judgment, injunction, registration, declaration, filing, report or notice of, with or to any Governmental Authority.

“Governmental Authority” means (i) any national, federal, state, county, municipal, local or foreign government or other political subdivision or instrumentality thereof, (ii) any entity, authority or body exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, (iii) any agency, division, bureau, department, or other political subdivision of any government, entity, authority or body described in the foregoing clauses (i) and (ii) of this definition, (iv) any court, tribunal or arbitrator, or (v) any self-regulatory organization. A Government Authority also includes public international organizations, i.e. organizations whose members are countries, or territories, governments of countries or territories, other public international organizations or any mixture of the foregoing.

“Guaranteed Return” of any New Investor means the lower of (i) the aggregate purchase price for the portion of Series A Preferred Shares subscribed by such New Investor under the Share Purchase Agreement and then held by such New Investor immediately prior to the consummation of a Qualified IPO plus return on such investment calculated based on 25% per annual compound rate of return; and (ii) 200% of the aggregate purchase price for the portion of Series A Preferred Shares subscribed by such New Investor under the Share Purchase Agreement and then held by such New Investor immediately prior to the consummation of a Qualified IPO.

“Hao Min” means, collectively, Hao Min Representative, ZTO LBZ Holding Limited, ZTO MSM Holding Limited, ZTO WW Holding Limited and ZTO TJY Holding Limited.

“Hao Min Representative” means ZTO WLM Holding Limited, a company limited by shares incorporated and existing under the laws of the British Virgin Islands.

“Hillhouse” means Hillhouse ZT Holdings Limited, and / or its Permitted Transferees, if applicable.

“HK Holding Company” means ZTO Express (Hong Kong) Limited, a limited company incorporated and existing under the laws of Hong Kong.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Internal Control Plan” means a plan of internal policies and procedures to manage and strengthen the Company’s practices in connection with accounts management, book keeping and expense approvals, prepared in consultation with a Big 4 Accounting Firm.

“Key Employees” has the meaning ascribed to it in the Share Purchase Agreement.

“Material Group Company” means any Group Company (other than the Company) either gross revenue or net income of which of the preceding financial year accounts for 5% or more of the total gross revenue or total net income of the Group of the preceding financial year.

“Memorandum and Articles” means the Amended and Restated Memorandum and Articles of Association of the Company, in the form as attached as Exhibit B hereto, as the same may be amended from time to time.

“New Investors Holding a Majority in Interest” means, collectively, the New Investors holding at least a majority of Series A Preferred Shares held by all New Investors.

“Ordinary Share” means the ordinary share, par value $0.0001 per share of the Company.

“Permitted Transferee” means (i) with respect to each of the Financial Investors, any Person that is an Affiliate of such Shareholder and (ii) with respect to the Founder SPV, the Founder and his immediate family and a Person that is wholly owned, directly or indirectly, by the Founder and/or his immediate family, in each case, excluding any Competitor.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Portfolio Companies” means, with respect to the New Investors and Sequoia, any company in which such Person or its Affiliates have invested as part of their respective ordinary course of private equity investment business.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“PRC GAAP” means the generally accepted accounting principles in the PRC.

“Preemptive Portion” means, with respect to a Preemptive Rightholder, a fraction, the numerator of which shall be the aggregate number of Ordinary Shares held by such Preemptive Rightholder (including all Preferred Shares held by such Shareholder on an as-converted to Ordinary Share basis) and the denominator of which shall be the total number of Ordinary Shares held by all Preemptive Rightholders (including all Preferred Shares held by such Shareholders on an as-converted to Ordinary Share basis) then outstanding immediately prior to the issuance of the Company Securities specified in the Issuance Notice.

“Preemptive Rightholder” means each Financial Investor.

“Principal Business” means the business as currently conducted by the Group, taken as a whole, as of the date hereof.

“Public Offering” means a firm underwritten public offering of Registrable Securities or derivatives thereof and the listing of such securities for trading on a stock or investment exchange or other public market.

“Qualified IPO” means a firm underwritten initial public offering of the Ordinary Shares and the listing of such shares for trading on the New York Stock Exchange, NASDAQ Global Market, Main Board of the Hong Kong Stock Exchange or any other stock exchange as approved by the New Investors Holding a Majority in Interest.

“Registrable Securities” means, at any time, any Ordinary Shares and any securities issued or issuable in respect of such Ordinary Shares by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until (i) a registration statement covering such shares has been declared effective by the SEC and such Ordinary Shares have been disposed of pursuant to such effective registration statement, (ii) such Ordinary Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such Ordinary Shares are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Ordinary Shares and such Ordinary Shares may be resold without subsequent registration under the Securities Act.

“Registration Expenses” means all expenses, other than all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement, incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and underwriters.

“Related Party” means, with respect to a Person, (i) any Affiliate of such Person, (ii) any Person 20% or more of whose outstanding voting securities are directly or indirectly owned, Controlled or held with power to vote by such Person or its Affiliates, (iii) any Person directly or indirectly owning, Controlling or holding with power to vote, 20% or more of the outstanding voting securities of such Person or its Affiliates, (iv) any director or officer of such Person or its Affiliates or any Related Party of any such director or officer, (v) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity or (vi) any relative or spouse of such Person, or any relative of such spouse.

“Restricted Affiliate” means, with respect to each New Investor and Sequoia, any Person listed opposite its name on Schedule V.  For the avoidance of doubt, the term of “Restricted Affiliate” does not include any Portfolio Company.

“Restricted Party” means a Person that is: (i) listed on, or owned or controlled by a Person listed on, or acting on behalf of a Person listed on, any Sanctions List; (ii) located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a Person located in or organized under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions; or (iii) otherwise a target of Sanctions (“target of Sanctions” signifying a Person with whom a U.S. Person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).

“RMB” means the lawful currency of the PRC.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by any Sanction Authority.

“Sanction Authority” means any of (i) the United States government; (ii) the United Nations; (iii) the European Union; (iv) the United Kingdom; or (v) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury, the United States Department of State, and Her Majesty’s Treasury.

“Sanctions List” means (i) the “Specially Designated Nationals and Blocked Persons” list maintained by the Office of Foreign Assets Control of the US Department of Treasury, (ii) the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by Her Majesty’s Treasury, or (iii) any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.

“SC” means Standard Chartered Private Equity (Mauritius) III Limited, and / or its Permitted Transferees, if applicable.

“SEC” means the Securities and Exchange Commission of United States.

“Second Closing” has the meaning ascribed to it in the Share Purchase Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Sequoia” means, collectively, Max Alpha Limited and Max Beyond Limited, each a company established and existing under the laws of the Cayman Islands.

“Sequoia Director” means the Director appointed by Sequoia.

“Series A Preferred Shares” or “Preferred Shares” means the series A preferred share, par value of $0.0001 per share of the Company.

“Shareholder” means each shareholder of the Company.

“Strategic Investor” means (i) Alibaba, (ii) Tencent, (iii) Baidu, or (iv) a reputable airline, airport or railway company, at least 50% of whose total revenue of the last financial year is generated from airline transportation, airport or railway transportation business (as the case may be) and which would bring strategic, meaningful and tangible resources or assistance to the Principal Business.

“Subsidiary” means, with respect to any Person, any other Person that is Controlled directly or indirectly by such Person.

“Target Franchisee” has the meaning ascribed to it in the Share Purchase Agreement.

“Transaction Documents” has the meaning ascribed to it in the Share Purchase Agreement.

“Transfer” means, with respect to any Equity Securities of any Person, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Transfer Lock-Up Period” means the period from and including the First Closing Date to the date that is the earlier of (i) the consummation of an initial Public Offering and (ii) the fourth anniversary of the First Closing Date.

“US$” or “$” or “US Dollars” means the lawful currency of the United States of America.

“WFOE” means Shanghai Zhong Tong Ji Network Technology Co., Ltd. (上海中通吉网络技术有限公司), a wholly foreign-owned enterprise incorporated and existing under the laws of the PRC.

“WP” means Onyx Gem Investment Holdings Limited, a company incorporated and existing under the laws of the British Virgin Islands, and / or its Permitted Transferees, if applicable.

“WP Director” means the Director appointed by WP.

(b)                                 Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Anti-Bribery Procedures	Section 6.14(b)
Arbitration Notice	Section 7.06(a)
Board Observer	Section 2.04(a)
Company	Preamble
Compensation Notice	Section 6.02(e)
Competitor’s Competing Business	Section 6.07(b)
Confidential Information	Section 6.06(b)
Co-Sale Rightholder	Section 4.02(a)
Damages	Section 5.05
Demand Registration	Section 5.01(a)
Dispute	Section 7.06(a)
Exempted Issuance	Section 4.03(e)
Exercise Notice	Section 4.03(b)
Exercising Co-Sale Rightholder	Section 4.02(c)
Exercising Shareholder	Section 4.01(c)
Existing Institutional Shareholder	Preamble
Founder	Preamble
Gopher Portion	Section 6.02(e)
HKIAC	Section 7.06(b)
HKIAC Rules	Section 7.06(b)
Indemnified Party	Section 5.07
Indemnifying Party	Section 5.07
Inspectors	Section 5.04(g)
IPO Adjustments	Section 6.02(a)
IPO Adjustment Notice	Section 6.02(a)
Issuance Notice	Section 4.03(a)
Key Shareholder	Preamble
Lock-Up Period	Section 5.03
Maximum Offering Size	Section 5.01(e)
New Investor	Preamble
Non-exercising Co-Sale Rightholder	Section 4.02(c)
Offered Securities	Section 4.01(a)
Option Period	Section 4.01(b)
Piggyback Registration	Section 5.02
Preferred IPO Adjustment	Section 6.02(a)
Principal	Preamble
Pro Rata Share	Section 4.01(b)
Records	Section 5.04(g)
Registering Shareholders	Section 5.01(a)
Replacement Nominee	Section 2.03(a)
Representatives	Section 6.06(b)
Requesting Shareholder	Section 5.01(a)
Responsible Shareholder	Section 6.02(a)
Rightholder	Section 4.01(a)
Second Co-Sale Notice	Section 4.02(c)

Term	Section
Second Notice	Section 4.01(c)
Secondary Option Period	Section 4.01(c)
Sequoia Portion	Section 6.02(e)
Share Purchase Agreement	Recital
Shortfall Amount	Section 6.02(a)
Transferor	Section 4.01(a)
Transfer Notice	Section 4.01(a)

Section 1.02.                          Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule.  References to any law include all rules and regulations promulgated thereunder.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  References to “law”, “laws” or to a particular statute or law shall be deemed also to include an and all Applicable Law.  In calculations of share numbers or percentages, references to “fully-diluted and as-converted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other Company Securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged.  Any share calculation shall be appropriately adjusted to take into account any share split, share consolidation, recapitalization, bonus issue, reclassification or similar event.  References to a Person’s stake, interest or similar terms shall unless the context deems otherwise refer to the aggregate amount of Equity Securities held or beneficially owned by such Person in the applicable entity.

ARTICLE 2
CORPORATE GOVERNANCE

Section 2.01.                          Composition of the Board.  (a) The Board shall consist of 11 Directors, of whom (i) eight shall be appointed by the Founder SPV, (ii) one shall be appointed by the Hao Min Representative for so long as Hao Min holds at least 1% of the then issued and outstanding Company Securities (calculated on a fully-diluted and as-converted basis), (iii) one shall be appointed by Sequoia for so long as Sequoia and Gopher jointly hold at least 1% of the then issued and outstanding Company Securities (calculated on a fully-diluted and as-converted basis) and (iv) one shall be appointed by WP, for so long as it holds at least 1% of the then issued and outstanding Company Securities (calculated on a fully-diluted and as-converted basis).

(b)                                 Each Shareholder agrees that, if at any time it is then entitled to vote for the election of the Directors, it shall vote all of its Company Securities or execute proxies or written consents, as the case may be, and take all other necessary actions (including causing the Company to call a special meeting of members / shareholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01.

(c)                                  Each of the Directors may appoint an Alternative Director from time to time to act during his absence and such Alternative Director shall be entitled, while holding such office at such, to receive notices of meetings of the Board or any committee thereof (if the Director who has appointed the Alternative Director is a member of such committee), and attend and vote as a Director at any such meeting at which the appointing Director is not present and generally to exercise all the powers, rights, duties and authorities and to perform all functions of the appointing Director.

(d)                                 The Company shall enter into an indemnification agreement with the Sequoia Director in the form set forth in the Share Purchase Agreement on the same date hereof.

Section 2.02.                          Removal.  Each Shareholder agrees that, if at any time it is then entitled to vote for the removal of any Director from the Board, it shall not vote any of its Company Securities or execute proxies or written consents, as the case may be, in favor of the removal of any Director who shall have been appointed pursuant to Section 2.01 or Section 2.03, unless the Person or Persons entitled to designate or nominate or appoint such Director pursuant to Section 2.01 shall have consented to such removal in writing; provided that, if the Person or Persons entitled to appoint any Director pursuant to Section 2.01 shall request in writing the removal, with or without cause, of such Director, each Shareholder shall vote all of its Company Securities or execute proxies or written consents, as the case may be, in favor of such removal.

Section 2.03.                          Vacancies.  If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the Board:

(a)                                 the Person or Persons entitled under Section 2.01 to appoint such Director whose death, disability, retirement, resignation or removal resulted in such vacancy,

subject to the provisions of Section 2.01, shall have the exclusive right to appoint another individual (the “Replacement Nominee”) to fill such vacancy and serve as a Director; and

(b)                                 subject to Section 2.01, each Shareholder agrees that if it is then entitled to vote for the election of the Directors, it shall vote all of its Company Securities, or execute proxies or written consents, as the case may be, in order to ensure that the Replacement Nominee be elected to the Board.

Section 2.04.                          Board Observers.  (a) Each of Hillhouse and SC, for so long as it holds at least 0.5% of the then issued and outstanding Company Securities (calculated on a fully-diluted and as-converted basis) shall have the right to appoint one non-voting observer (each, a “Board Observer”).

(b)                                 The appointment of a Board Observer shall become effective upon written notice from Hillhouse or SC, as applicable, to the Company of the name and contact information of the individual so appointed.  Each of Hillhouse and SC may from time to time replace its Board Observer by notifying the Company in writing name and contact information of the new Board Observer at least two Business Days prior to any meeting of the Board.

(c)                                  Except as otherwise expressly provided herein, each Board Observer shall have the same rights as a Director with respect to receipt of information and the right to notice of and to participate in all meetings of the Board; provided that each Board Observer shall execute a confidentiality undertaking reasonably requested by the Company which shall not be more stringent than those imposed on the Shareholders herein.  It is understood and agreed that no Board Observer shall have voting rights, nor shall Board Observers be counted towards a quorum. The Company shall send to each such Board Observer the notice of the time and place of each meeting of the Board in the same manner and at the same time as it shall send such notice to the Directors. The Company shall also provide to each such Board Observer copies of all notices, reports, minutes, consents and any other materials at the time and in the manner as they are provided to the Directors.

Section 2.05.                          Meetings.  (a) The Board shall hold a regularly scheduled meeting at least once every calendar quarter.  The Directors may participate in any meetings of the Board or any committee thereof through remote communication device where the participates can hear one another, and the Company shall at all times facilitate the participation of the Directors by teleconference or other remote communication device if such Persons are not physically present.

(b)                                 The Company shall pay all reasonable out-of-pocket expenses incurred by each Director in connection with attending regular and special meetings of the Board and any committee thereof, and any such meetings of the board of directors of any other Group Company and any committee thereof.

(c)                                  The Company agrees to give each Director (by mail or otherwise) notice and the agenda for each meeting of the Board or any committee thereof at least 15 days prior to such meeting, or such shorter period as may be agreed to by such Director.

(d)                                 The Company shall reimburse reasonable out-of-pocket expenses incurred by each Director and each Board Observer to attend meetings of the Board and meetings of any committee thereof, if applicable.

Section 2.06.                          Action by the Board.  (a)  A quorum of the Board shall consist of a majority of the Directors who shall include each of the WP Director and the Sequoia Director for so long as WP and Sequoia (as the case may be) has the right to appoint a Director.  If at any meeting of the Board, due to absence of the WP Director or the Sequoia Director, a quorum is not present within one hour of the time appointed for a meeting or ceases to be present at any time during the meeting, the meeting shall stand adjourned to the same place and time at least seven days after the original date set for such meeting of the Board.  If at the reconvened meeting after such adjournment, due to absence of the WP Director or the Sequoia Director, a quorum is not present within one hour of the time appointed for the meeting, the meeting shall stand adjourned to the same place and time at least five days after the original date set for such reconvened meeting.  If at the second reconvened meeting, due to the absence of the WP Director or the Sequoia Director, a quorum is not present within one hour of the time appointed for the meeting, the presence of a majority of the Directors shall constitute a quorum.

(b)                                 Subject to Section 2.07, all actions of the Board shall require (i) the affirmative vote of at least two-thirds of the Directors present at a duly-convened meeting of the Board at which a quorum is present or (ii) the unanimous written consent of the Board; provided that, if there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy.

Section 2.07.                          Actions Requiring Consent.  (a)  The Company agrees that it will not, and it shall cause each other Group Company not to, take any action (including any action by the Board or any committee thereof) with respect to any of the following matters of each Group Company without written consent from each New Investor:

(i)                                     any voluntary commencement of liquidation, dissolution or other similar procedure of the Company or any Material Group Company;

(ii)                                  termination or suspension of the Principal Business; and

(iii)                               any amendment to, modification of or change in its Anti-Bribery Procedures or compliance process, policies and procedures covering Sanctions.

(b)                                 The Company further agrees that it will not, and it shall cause each other Group Company not to, take any action (including any action by the Board or any committee thereof) with respect to any of the following matters of each Group Company (as applicable) without written consent from the New Investors Holding a Majority in Interest:

(i)                                     any amendment to the Charter Documents of the Company, BVI Holding Company, HK Holding Company, the WFOE or the Domestic Company (except that new issuance of Equity Securities of the Company shall be governed by Section 2.07(b)(ii) below and except for amendment to the Charter Documents of the Company for purpose of an initial Public Offering); and any amendment to the Charter Documents of any other Group Company to the extent that such amendments could reasonably be expected to adversely affect the New Investors’ rights or privileges hereunder or under other Transaction Documents;

(ii)                                  the issuance price of any new issue of Company Securities (excluding (A) any issue pursuant to any employee benefit plan, employee stock option plan or similar plan in which the total Company Securities to be reserved or issued account for not more than 3% of the then outstanding Company Securities (calculated on a fully-diluted and as-converted basis), (B) any issue to the Strategic Investors which is not primarily for equity financing purpose and in which the total Company Securities to be issued account for no more than 15% of the then outstanding Company Securities (calculated on a fully-diluted and as-converted basis) and (C) any issue pursuant to an initial Public Offering) or any redemption, repurchase, recapitalization, reclassification or combination of any Company Securities if not on a pro rata basis with respect to all shareholders;

(iii)                               entry into a transaction or a series of transactions with its Related Party that provides for payment to or from the Group Companies of RMB200 million or more and on terms less favorable than those that could be obtained if such transaction were entered into with a third party on the arm’s-length basis;

(iv)                              any amendment to, modification of or change in any Control Document; and

(v)                                 entry into a complete new line of business substantially different from the Principal Business.

(c)                                  The Company further agrees that it will not, and it shall cause each other Group Company not to, take any action (including any action by the Board or any committee thereof) with respect to any of the following matters of each Group Company without the affirmative vote by the WP Director at the applicable Board meeting:

(i)                                     subject to Section 2.07(c)(ii), any sale, transfer, lease, pledge or other disposition by any Group Company of any assets (tangible or intangible), businesses, interests or properties, in a single transaction or a series of related transactions, with a value in the aggregate in excess of RMB200 million; or any sale, transfer or other disposition by any Group Company of any Person whose gross revenue or net income of the preceding financial year accounts for 5% or more of the total gross revenue or net income of the Group of the preceding financial year;

(ii)                                  any provision of guarantee or security for a Person that is neither a Group Company nor a delivery hub or franchisee transacting with the Group Companies; or provision of loans providing for either (A) a total principal amount of RMB10 million or more to a single Person that is not a Group Company or (B) a total principal amount of RMB30 million or more to all Persons that are not Group Companies; and

(iii)                               any appointment and removal of the independent auditor of the Company who will be responsible to audit and opine on the consolidated financial statements of the Company reflecting the financial position of the Group, or any material change in accounting principles except as required by law.

Section 2.08.                          Memorandum and Articles.  (a) Each Shareholder agrees to vote all of its Company Securities or execute proxies or written consents, as the case may be, and to take all other actions necessary, to ensure that the Memorandum and Articles (i) facilitate, and do not at any time conflict with, any provision of this Agreement, (ii) permit each Shareholder to receive the benefits to which each such Shareholder is entitled under this Agreement, and (iii) are filed and registered with the applicable Governmental Authority pursuant to the Share Purchase Agreement.

(b)                                 The Company and each Shareholder agree to take all actions necessary (including causing its representatives on the Board to vote and take other appropriate action) to ensure that the Charter Documents of each other Group Company (i) facilitate, and do not at any time conflict with, any provision of this Agreement, (ii) permit WP (or its designated Person holding Equity Interests in any Group Company) and any directors appointed by any New Investor or its Affiliates to the board of any Group Company receive the same or similar rights and privileges as provided under Section 2.07, (iii) permit each Shareholder to receive the same benefits, rights and privileges to which each such Shareholder is entitled under this Agreement, and (iv) are amended, adopted and registered with the applicable Governmental Authority in accordance with all Applicable Laws, if applicable.

(c)                                  Without limiting the generality of the foregoing, the Company and each Shareholder agree to take all actions necessary (including causing its representatives on the Board to vote and take other appropriate action) to ensure that each of the shareholders agreement and the articles of association of the Domestic Company shall maintain the arrangements set forth in Schedule VII for so long as WP holds any Equity Securities in the Company.

Section 2.09.                          Chief Compliance Officer.  As soon as practicable, the Company shall appoint a full time Chief Compliance Officer who shall have sufficient knowledge of the Compliance Laws and relevant working experience to the satisfaction to the New Investors Holding a Majority in Interest, who shall report directly to the Board.

Section 2.10.                          Appointment of WP Nominee.  The Company and each Shareholder (other than the New Investors) agree to use their respective best efforts to procure that the individual nominee designated by WP will be appointed and / or elected to the board of directors of the Domestic Company as contemplated under the Share Purchase Agreement.

Section 2.11.                          Appointment of Sequoia Nominee.  The Company and each Shareholder (other than the New Investors) agree to use their respective best efforts to procure that the individual nominee jointly designated by Tianjin Sequoia Ju Ye Equity Investment Partnership (Limited Partnership)(天津红杉聚业股权投资合作企业（有限合伙）) and Beijing Sequoia Xin Yuan Equity Investment Center (Limited Partnership) (北京红杉

信远股权投资中心（有限合伙）), will be appointed and / or elected to the board of directors of the Domestic Company.

Section 2.12.                          Termination of Rights.  The provisions of this Article 2 shall terminate upon the consummation of an initial Public Offering.

ARTICLE 3
GENERAL PROVISIONS ON TRANSFER

Section 3.01.                          General Restrictions on Transfer.  (a) Each Shareholder agrees that it shall not Transfer any Company Securities (or solicit any offer in respect of any Transfer of any Company Securities), except in compliance with all Applicable Laws and the terms and conditions of this Agreement.

(b)                                 With respect to an initial Public Offering of the Company, each Shareholder further agrees to strictly comply with all restrictions and limitations on Transfer under all Applicable Laws of the proposed place of listing, including any and all restrictions and limitations on Transfer by a Controlling Shareholder.

(c)                                  Notwithstanding anything to the contrary herein, no Shareholder may Transfer any of its Companies Securities to a Restricted Party.

(d)                                 Notwithstanding anything to the contrary herein, no Shareholder may Transfer any of its Company Securities to a Competitor without the consent from the Company and the New Investors Holding a Majority in Interest.

(e)                                  Any attempt to Transfer any Company Securities not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s share register or equivalent documents to such attempted Transfer.

Section 3.02.                          Permitted Transfer.  Notwithstanding anything in this Agreement to the contrary, (a) any Financial Investor may at any time Transfer any or all of its Company Securities (including Ordinary Shares and Series A Preferred Shares) to one or more of its Permitted Transferees without the consent of the Board or any other Shareholder and without compliance with Section 3.03, and (b) the Founder SPV may at any time Transfer any or all of its Company Securities to one or more of its Permitted Transferees without the consent of the Board or any other Shareholder and without compliance with Sections 3.03, 4.01 or 4.02; provided that, in each case, such Permitted Transferee shall have executed an agreement in the form attached as Exhibit A, agreeing to comply with and be bound by the terms of this Agreement as if it were the Transferring Shareholder.

Section 3.03.                          Transfer During Transfer Lock-up Period.  (a) The Founder agrees not to Transfer any Company Securities held by him during the Transfer Lock-up Period unless otherwise approved by the New Investors Holding a Majority in Interest and in compliance with Article 4.

(b)                                 Each of the Financial Investors agrees not to Transfer any Company Securities held by it during the Transfer Lock-up Period unless otherwise consented by the Founder, except that:

(i)                                     it may Transfer any of its Company Securities to a Permitted Transferee; provided that the Permitted Transferee shall have executed an agreement in the form attached as Exhibit A, agreeing to comply with and be bound by the terms of this Agreement as if it were such Transferring Shareholder;

(ii)                                  it may Transfer any Ordinary Shares held by it as of the date hereof; or

(iii)                               from and after the first anniversary of the First Closing Date, it may only Transfer any Series A Preferred Shares held by it to the Company (or its designee) by a one-month advance written notice at the price equal to (A) the total purchase price paid by such Transferring Shareholder under the Share Purchase Agreement for such Series A Preferred Shares to be Transferred; plus (B) such total purchase price multiplied by the compound annual rate of return at 8% for the period from the applicable Closing Date to the date of the consummation of such Transfer up to four full years; plus (C) any declared but unpaid dividends on all of such Series A Preferred Shares at the time of the consummation of such Transfer; provided that, within one month from the date of such notice from the relevant Financial Investor to the Company, if the Company elects not to purchase all of such Series A Preferred Shares offering for Transfer at the foregoing price or fails to respond to such Financial Investor in writing, such Financial Investor may Transfer such Series A Preferred Shares to any Person other than the Company.

(c)                                  For the avoidance of doubt, after expiration of the Transfer Lock-up Period, subject to Sections 3.01(a), (c) and (d), each Financial Investors shall the right to Transfer its Company Securities to any third party without any restriction.

ARTICLE 4
RIGHT OF FIRST REFUSAL; CO-SALE RIGHTS; PREEMPTIVE RIGHTS

Section 4.01.                          Right of First Refusal.  (a) Subject to Article 3, if any Principal (a “Transferor”) proposes to Transfer any Company Securities or any interest therein to one or more Persons, the Transferor shall give the Company and each Financial Investor (each such Financial Investor, a “Rightholder”) a written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include (i) a description of the Company Securities to be transferred (the “Offered Securities”), (ii) the identity and address of the prospective transferee and (iii) the consideration and other material terms and conditions upon which the proposed Transfer is to be made.  The Transfer Notice shall certify that the Transferor has received a definitive offer from the prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice.  The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreements relating to the proposed Transfer.

(b)                                 Each Rightholder shall have an option for a period of 30 Business Days following receipt of the Transfer Notice (the “Option Period”) to elect to purchase all or any portion of its respective Pro Rata Share of the Offered Securities at the same price and subject to the same terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing before expiration of the Option Period as to the number of such Offered Securities that it wishes to purchase.  For purpose of this Section 4.01, the Rightholder’s “Pro Rata Share” of such Offered Securities shall be equal to (i) the total number of such Offered Securities, multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of Ordinary Shares held by such Rightholder on the date of the Transfer Notice (including all Preferred Shares held by such Rightholder on an as-converted to Ordinary Share basis) and the denominator of which shall be the total number of Ordinary Shares held by all Rightholders on such date (including all Preferred Shares held by such Rightholders on an as-converted to Ordinary Share basis).

(c)                                  If any Investor fails to exercise its right to purchase its full Pro Rata Share of such Offered Securities, the Company shall deliver a written notice thereof (the “Second Notice”), within five days after the expiration of the Option Period, to the Transferor and to each Rightholder that elected to purchase its entire Pro Rata Share of the Offered Securities (an “Exercising Shareholder”).  The Exercising Shareholders shall have a right of re-allotment, and may exercise an additional right to purchase such unpurchased Offered Securities by notifying the Transferor and the Company in writing within 30 Business Days (the “Secondary Option Period”) after receipt of the Second Notice; provided that if the Exercising Shareholders desire to purchase in aggregate more than the number of such unpurchased Offered Securities, then such unpurchased Offered Securities will be allocated to the extent necessary among the Exercising Shareholders in accordance with their relative Pro Rata Shares.

(d)                                 If any Rightholder gives the Transferor and the Company notice that it desires to purchase Offered Securities, payment for the Offered Securities to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Securities to be purchased, remotely via the exchange of documents and signatures on the 30th day after expiration of the Option Period or the Secondary Option Period, as applicable, or other time as agreed by the Transferor, the Company and all Exercising Shareholders. The Company will update its register of members upon the consummation of any such Transfer.

(e)                                  These provisions of this Section 4.01 shall apply mutatis mutandis to any Transfer of any or all Equity Securities of any Principal.

(f)                                   These provisions of this Section 4.01 shall not apply to any Transfer relating to or in connection with any IPO Adjustment pursuant to Section 6.02.

Section 4.02.                          Co-Sale Rights.  (a) To the extent that the Rightholders do not exercise their right of first refusals as to any Offered Securities proposed to be sold by the Transferor to the prospective transferee identified in the Transfer Notice, such Rightholders (each, a “Co-Sale Rightholder”) shall have the right to participate in such sale, to the prospective transferee identified in the Transfer Notice on the same terms and conditions as specified in the Transfer Notice by notifying the Transferor in writing within the Option Period.

(b)                                 Subject to Section 4.02(c), the maximum number of Company Securities that each Co-Sale Rightholder may elect to sell shall be equal to the product of (i) the total Companies Securities owned by the Transferor (including all Preferred Shares held by the Transferor on an as-converted to Ordinary Share basis), multiplied by (ii) a fraction, the numerator of which shall be the number of Ordinary Shares owned by such Co-Sale Rightholder (including all Preferred Shares held by such Co-Sale Rightholder on an as-converted to Ordinary Share basis) and the denominator of which shall be the total number of Ordinary Shares held by the Transferor and all participating Co-Sale Rightholders immediately prior to the proposed Transfer (including all Preferred Shares held by such Shareholders on an as-converted to Ordinary Share basis).

(c)                                  If any Co-Sale Rightholder (the “Non-exercising Co-Sale Rightholder”) fails to exercise its right to sell its full portion of the Company Securities held by it as determined pursuant to Section 4.02(b), the Company shall deliver a written notice thereof (the “Second Co-Sale Notice”), within five days after the expiration of the Option Period, to the Transferor and to each Co-Sale Rightholder that elected to sell its full portion of the Company Securities held by it as determined pursuant to Section 4.02(b) (an “Exercising Co-Sale Rightholder”).  The Exercising Co-Sale Rightholders shall have a right of re-allotment, and may exercise an additional right to sell the Company Securities held by it but not included in the proposed Transfer pursuant to this section by notifying the Transferor and the Company in writing within 30 Business Days after receipt of the Second Co-Sale Notice; provided that if the Exercising Co-Sale Rightholders desire to sell in aggregate more than the number of such portion entitled to be included by all Non-Exercising Co-Sale Rightholders, then such remaining portion will be allocated to the extent necessary among the Exercising Co-Sale Rightholder on a pro rata basis.

(d)                                 Each Co-Sale Rightholder shall effect its participation in the sale by promptly delivering to the Transferor for Transfer to the prospective transferee, before the applicable closing, one or more certificates, which represent the type and number of Company Securities which the Co-Sale Rightholder elects to sell.  In any such Transfer, each Co-Sale Righholder shall not be required to provide any representations, warranties or indemnities in connection with such sale of its Company Securities (other than representations, warranties and indemnities with respect to its title to, and ownership of, such Company Securities held and to be sold by such Co-Sale Rightholder).

(e)                                  The share certificate or certificates that each Co-Sale Righholder delivers to the Transferor pursuant to Section 4.02(d) shall be submitted to the Company for cancellation and the Company shall, upon the consummation of the sale of the Company Securities pursuant to the terms and conditions specified in the Co-Sale Notice, issue a new certificate to each Co-Sale Rightholder for the remaining balance.  The Transferor shall concurrently therewith remit to each Co-Sale Rightholder that portion of the sale proceeds to which the Co-Sale Rightholder is entitled by reason of its participation in such Transfer. The Company shall update its register of members upon consummation of such Transfer.

(f)                                   To the extent that any prospective purchaser prohibits the participation by the Co-Sale Rightholder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase Company Securities from such Co-Sale Righholder, the Transferor shall not sell to such prospective purchaser any Company Securities unless and until, simultaneously with such sale, the Transferor shall purchase from the Co-Sale Rightholder such Company Securities that the Co-Sale Rightholder would otherwise be entitled to sell to the prospective purchase pursuant to its co-sale rights for the same consideration and on the terms and conditions as the proposed Transfer described in the Co-Sale Notice.

(g)                                  These provisions of this Section 4.02 shall apply mutatis mutandis to any Transfer of any or all Equity Securities of any Principal.

(h)                                 The provisions of this Section 4.02 shall terminate upon the consummation of an initial Public Offering.

Section 4.03.                          Preemptive Rights.  (a) The Company shall give each Preemptive Rightholder notice (an “Issuance Notice”) of any proposed issuance by the Company of any Company Securities at least 30 days prior to the proposed issuance date.  The Issuance Notice shall specify the price at which such Company Securities are to be issued and the other material terms of the issuance.  Subject to Section 4.03(e) below, each Preemptive Rightholder shall be entitled to purchase up to its Preemptive Portion of the Company Securities proposed to be issued, at the price and on the terms specified in the Issuance Notice.

(b)                                 Each Preemptive Rightholder who desires to purchase any or all of its Preemptive Portion of the Company Securities specified in the Issuance Notice shall deliver notice to the Company (each, an “Exercise Notice”) of its election to purchase such Company Securities within 30 Business Days of receipt of the Issuance Notice.  The Exercise Notice shall specify the number (or amount) of Company Securities to be purchased by such Preemptive Rightholder and shall constitute exercise by such Preemptive Rightholder of its rights under this Section 4.03 and a binding agreement of it to purchase, at the price and on the terms specified in the Issuance Notice, the number (or amount) of Company Securities specified in the Exercise Notice.  If, at the termination of such 30-Business Day period, any Preemptive Rightholder shall not have delivered an Exercise Notice to the Company, such Preemptive Rightholder shall be deemed to have waived all of its rights under this Section 4.03 with respect to the purchase of such Company Securities.  Promptly following the termination of such 30-Business Day period, the Company shall deliver to each Preemptive Rightholder a copy of all Exercise Notices it received.

(c)                                  The Company shall have 120 days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Company Securities that the Shareholders have not elected to purchase to a third party at the price and upon terms that are not less favorable to the Company than those specified in the Issuance Notice; provided that, if such issuance is subject to regulatory approval, such 120-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 210 days from the date of the Issuance Notice.  If the

Company proposes to issue any such Company Securities after such 120-day (or 210-day) period, it shall again comply with the procedures set forth in this Section 4.03.

(d)                                 At the consummation of the issuance of such Company Securities, the Company shall deliver a copy of its register of members updated to reflect such issuance and issue certificates representing the Company Securities to be purchased by each Preemptive Rightholder exercising preemptive rights pursuant to this Section 4.03 registered in the name of such Preemptive Rightholder, against payment by such Shareholder of the purchase price for such Company Securities in accordance with the terms and conditions as specified in the Issuance Notice.

(e)                                  Notwithstanding the foregoing, no Preemptive Rightholder shall be entitled to purchase Company Securities as contemplated by this Section 4.03 in connection with issuances of Company Securities (A) to employees or officers pursuant to any employee benefit plan, employee stock option plan or similar plan, including the Excluded Issuance, (B) in connection with any bona fide, arm’s-length’s direct or indirect merger, acquisition or similar transaction as duly approved by the Shareholders or the Board pursuant to the Memorandum and Articles, including the acquisition of Target Franchisees as contemplated by the Share Purchase Agreement, (C) in connection with any exercise of conversion rights by any Shareholder holding any Preferred Shares pursuant to the Memorandum and Articles, or (D) in connection with any IPO Adjustment (collectively, the “Exempted Issuance”).

(f)                                   The provisions of this Section 4.03 shall not apply to any issuance of the Company Securities made relating to or in connection with any IPO Adjustment pursuant to Section 6.02 and shall terminate upon the consummation of an initial Public Offering.

ARTICLE 5
REGISTRATION RIGHTS

Section 5.01.                          Demand Registration.  (a) If at any time following the earlier of (x) 180 days after the effective date of the registration statement for a Public Offering and (y) the expiration of the period during which the managing underwriters for such Public Offering shall prohibit the Company from effecting any other public sale or distribution of Registrable Securities, the Company shall receive a request from any Financial Investor (the “Requesting Shareholder”) that the Company effect the registration under the Securities Act of all or any portion of such Requesting Shareholder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request, a “Demand Registration”) at least 30 Business Days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Shareholders and thereupon shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i)                                     all Registrable Securities for which the Requesting Shareholder has requested registration under this Section 5.01; and

(ii)                                  subject to the restrictions set forth in Sections 5.01(e) and 5.02, all other Registrable Securities of the same class as those requested to be registered by the Requesting Shareholder that any Shareholders with rights to request registration under Section 5.01 (all such Shareholders, together with the Requesting Shareholders, and any Shareholders participating in a Piggyback Registration pursuant to Section 5.02, the “Registering Shareholders”) have requested the Company to register by request received by the Company within 25 Business Days after such Shareholders receive the Company’s notice of the Demand Registration;

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided that, subject to Section 5.01(d), the Company shall not be obligated to effect more than two Demand Registrations for such Financial Investor, other than Demand Registration to be effected pursuant to a Registration Statement on Form F-3, for which an unlimited number of Demand Registrations shall be permitted.  In no event shall the Company be required to effect more than one Demand Registration hereunder within any six-month period.

(b)                                 Promptly after the expiration of the 25-Business Day-period referred to in Section 5.01(a)(ii), the Company will notify all Registering Shareholders of the identities of the other Registering Shareholders and the number of shares of Registrable Securities requested to be included therein.  At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholders may revoke such request, without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request.

(c)                                  The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected.

(d)                                 A Demand Registration shall not be deemed to have occurred:

(i)                                     (A) unless the registration statement relating thereto (1) has become effective under the Securities Act and (2) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Registering Shareholders included in such registration have actually been sold thereunder); provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (2) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder; or

(ii)                                  if the Maximum Offering Size is reduced in accordance with Section 5.01(e) such that less than 66 2/3% of the Registrable Securities of the Requesting Shareholders sought to be included in such registration are included.

(e)                                  If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Company and the Requesting Shareholders that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i)                                     first, all Registrable Securities requested to be registered by the Requesting Shareholders;

(ii)                                  second, all Registrable Securities requested to be included in such registration by any other Registering Shareholder (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other Shareholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such Shareholder); and

(iii)                               third, any securities proposed to be registered by any other Persons (including the Company), with such priorities among them as the Company shall determine.

(f)                                   Upon notice to each Requesting Shareholder, the Company may postpone effecting a registration pursuant to this Section 5.01 on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if (i) an investment banking firm of recognized national standing shall advise the Company and the Requesting Shareholders in writing that effecting the registration would materially and adversely affect an offering of securities of such Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

(g)                                  At any time following the consummation of the initial Public Offering and when the Company is eligible to use a Form F-3 registration statement, each Financial Investor may request the Company in writing to file an unlimited number of Registration Statements on Form F-3 (or any successor form to Form F-3, or any comparable form for Registration in a jurisdiction other than the United States) for a public offering of Registrable Securities for which the Company is entitled to use Form F-3 or a comparable form to register the requested Registrable Securities.  Upon receipt of such a request the Company shall (i) promptly give written notice of the proposed registration to all other Shareholders and (ii) as soon as practicable, and in any event within ninety (90) days of the receipt of such request, cause the Registrable Securities specified in the request to be registered and qualified for sale and distribution in such jurisdictions as such Financial Investor may reasonably request.  Each Financial Investor may at any time, and from time to time, require the Company to effect the registration of Registrable Securities under this (g).

Section 5.02.         Piggyback Registration.  (a) If at any time following an initial Public Offering the Company proposes to register any Company Securities under the Securities Act (other than a registration relating to Company Securities issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such time give prompt notice at least 30 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholder’s rights under this Section 5.02 and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request (a “Piggyback Registration”), subject to the provisions of Section 5.02(b).  Upon the request of any such Shareholder made within 15 Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided that (i) if such registration involves an underwritten Public Offering, all such Shareholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 5.04(f) on the same terms and conditions as apply to the Company or the Requesting Shareholders, as applicable, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 5.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  No registration effected under this Section 5.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 5.01.  The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b)                                 If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 5.01(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of Registrable Securities that the Company and such Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i)                                     first, so much of the Registrable Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size;

(ii)                                  second, all Registrable Securities requested to be included in such registration by any Shareholders pursuant to Section 5.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such

Shareholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each); and

(iii)                               third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

Section 5.03.                          Lock-Up Agreements.  If any registration of Registrable Securities shall be effected in connection with a Public Offering, neither the Company nor any Shareholder shall effect any public sale or distribution, including any sale pursuant to Rule 144, of Registrable Securities (except as part of such Public Offering) during the period beginning 14 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 180 days (such period, the “Lock-Up Period” for the applicable registration statement).

Section 5.04.         Registration Procedures.  Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 5.01 or 5.02, subject to the provisions of such Sections, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a)                        The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a shelf registration statement, one year (or such shorter period in which all of the Registrable Securities of the Shareholders included in such registration statement shall have actually been sold thereunder).

(b)                                 Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder.  Each Shareholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Shareholder and the Company shall use its best efforts to comply with such request; provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)                                  After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)                                 The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder; provided that the Company shall not be required to (B) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.04(d), (C) subject itself to taxation in any such jurisdiction or (D) consent to general service of process in any such jurisdiction.

(e)                                  The Company shall immediately notify each Registering Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

(f)                                   (i) The New Investors shall have the right, in their sole discretion, to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise by any such New Investor of a Demand Registration, which underwriter or underwriters may include any Affiliate of any New Investor, and (ii) the New Investors Holding a Majority in Interest shall have the right to select an underwriter or underwriters in connection with a Demand Registration of a New Investor, which selection shall be subject to the approval of the Company, not to be unreasonably withheld.  In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(g)                                  Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 5.04 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspector in connection with such registration statement.  Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction.  Each Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Registrable Securities unless and until such information is made generally available to the public.  Each Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h)                                 The Company shall furnish to each Registering Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Registering Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor requests.

(i)                                     The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

(j)                                    The Company may require each Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(k)                                 Each Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.04(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section

5.04(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.  If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.04(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 5.04(e).

(l)                                     The Company shall use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m)                             The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

Section 5.05.                          Indemnification by the Company.  (a) The Company agrees to indemnify and hold harmless each Shareholder beneficially owning any Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or free writing prospectus (as defined in Rule 405 under the Securities Act), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder’s behalf expressly for use therein.  The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 5.05.

Section 5.06.                          Indemnification by Participating Shareholders.  Each Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only with respect to information furnished in writing by such Shareholder or on such Shareholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.  Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 5.06.  As a condition to including Registrable Securities in any registration statement filed in accordance with Article 5, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.  No Shareholder shall be liable under this Section 5.06 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.

Section 5.07.         Conduct of Indemnification Proceedings.  If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 5, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 5.08.                          Contribution.  If the indemnification provided for in this Article 5 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Shareholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations.  The relative benefits received by the Company and such Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus.  The relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Shareholders or by such underwriters.  The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 5.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 5.08, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Shareholder were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any Damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Each Shareholder’s obligation to contribute pursuant to this Section 5.08 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.

Section 5.09.                          Participation in Public Offering.  No Shareholder may participate in any Public Offering hereunder unless such Shareholder (a) agrees to sell such Shareholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 5.10.                          Other Indemnification.  Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 5.11.                          Cooperation by the Company.  If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request.

Section 5.12.                          Applicability of Rights.  If the Public Offering will not be conducted in the United States of America, each Financial Investor shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of the Company Securities in any other jurisdiction in which the Company undertakes a Public Offering.

ARTICLE 6
CERTAIN COVENANTS AND AGREEMENTS

Section 6.01.                          Qualified IPO.  (a)  The Company shall, and the Shareholders shall use their respective reasonable best efforts to procure the Company, to consummate a Qualified IPO on or prior to the fourth anniversary of the First Closing Date.  Each Shareholder hereby agrees that unless otherwise agreed by the New Investors Holding a Majority in Interest, the Company shall be the sole entity for any initial Public Offering of the business and assets of the Group.

(b)                                 If no investment bank(s) have been appointed to advise on a Qualified IPO by the third anniversary of the First Closing, the Board shall meet within 30 days to discuss and consider the prospects and timing of conducting a Qualified IPO.

(c)                                  Following the appointment of investment bank(s) for purpose of conducting a Qualified IPO,

(i)                                     the Founder shall procure the Company to use its best efforts to prepare a Qualified IPO, including to provide all relevant information (including financial information) and to make sufficient resources available;

(ii)                                  all Shareholders shall discuss in good faith the appointment of other advisors as may need to be appointed in connection with the Qualified IPO, including counsel and accountant; and

(iii)                               the investment bank(s) and the other advisors shall, together with the Company and in consultation with the Founder and the New Investors, commence the preparation of a prospectus (or similar document) and such other documents as may be required in connection with the Qualified IPO and take any other actions necessary or desirable to implement a Qualified IPO.

(d)                                 Each of the Shareholders agrees to provide all cooperation and assistance reasonably required in connection with the above through actions of such Person or any of its or his Affiliates, including by (i) voting, and procuring its appointed Director(s) to vote, in favor of any and all required resolutions, (ii) allowing the Company to issue new Company Securities (subject to other provisions of this Agreement) in connection with the Qualified IPO if so advised by the investment bank(s); provided that such new issuance shall be limited to attain the minimum public free float as required by the Applicable Law of the place of listing, if applicable, and (iii) executing any and all documents as may be required by the relevant Governmental Authorities in connection with the Qualified IPO.

Section 6.02.                          IPO Adjustments.  (a) The Company and each of the Shareholders (other than the New Investors) (the “Responsible Shareholders”) further agree and covenant to each New Investor that, with respect to Series A Preferred Shares subscribed by such New Investor, upon consummation of a Qualified IPO, valuation of all or the portion of Series A Preferred Shares then held by it immediately prior to the consummation of the Qualified IPO determined by reference to the per-share offering price in the Qualified IPO shall not be less than the Guaranteed Return. If the valuation of all or the portion (as the case may be) of Series A Preferred Shares then held by a New Investor immediately prior to the consummation of the Qualified IPO determined by reference to the offering price in the Qualified IPO shall be less than the Guaranteed Return upon the completion of the Qualified IPO (such shortfall, the “Shortfall Amount”), (i) the Company shall issue warrants to such New Investor or have the conversion price or conversion rate applicable to Series A Preferred Shares held by such New Investor automatically adjusted upon a written notice from such New Investor (each, a “Preferred IPO Adjustment”), or (ii) to the extent that none of the Preferred IPO Adjustments is permitted by the Applicable Law (including the Applicable Law of the place of listing), cash or share compensation (at the election of such New Investor) shall be payable from the Company and / or all Responsible Shareholders to such New Investor (together with the Preferred IPO Adjustments, the “IPO Adjustments”) upon a written notice (the “IPO Adjustment Notice”) from such New Investor to the Company.  For the avoidance of doubt, the New Investors shall not seek or recover more than the Shortfall Amount from the Company and the Responsible Shareholders for purposes of the IPO Adjustment pursuant to this Section 6.02. Notwithstanding the foregoing, the adoption and implementation of any IPO Adjustment contemplated by this Section 6.02 shall not cause the post-money valuation of the Company after the completion of the Second Closing by all New Investors to be less than RMB30 billion.

(b)                                 If such New Investor requests the Company to issue warrants, the Company shall within two Business Days issue the warrants which (i) grants such New Investor to purchase or subscribe for additional Company Securities at par value of such Company Securities, (ii) provides for cashless exercise by such New Investor and (iii) will remain effective until six months after the consummation of the Qualified IPO.  The parties hereby agree that the number of Ordinary Shares to be purchased or subscribed for by such New Investor by exercising such warrant(s) shall be determined in accordance with the following formula:

X=(A-B×C)÷B

where, X is the number of Ordinary Shares to be issued;

A is the amount of the Guaranteed Return;

B is the offering price per Ordinary Share in the Qualified IPO; and

C is the number of Ordinary Shares converted or convertible from all Series A Preferred Shares then held by such New Investor.

(c)                                  If such New Investor requests the Company to adjust the conversion price or conversion rate of its Series A Preferred Shares, such conversion price shall be automatically adjusted in accordance with the following formula and the conversion rate shall be adjusted accordingly:

Y= [(D×C)×B]÷A

where, Y is the adjusted conversion price pursuant to the requested Preferred IPO Adjustment,

A is the amount of the Guaranteed Return;

B is the offering price per Ordinary Share in the Qualified IPO;

C is the number of Ordinary Shares converted or convertible from all Series A Preferred Shares then held by such New Investor based on the conversion price without regard to the Preferred IPO Adjustment; and

D is the conversion price of such Series A Preferred Shares as determined pursuant to the Memorandum and Articles without regard to the Preferred IPO Adjustment.

(d)                                 If such New Investor in the IPO Adjustment Notice requests compensation to be made by combination of the Preferred IPO Adjustments, such New Investor shall state in the IPO Adjustment Notice the allocation of compensation it seeks under each Preferred IPO Adjustment.

(e)                                  To the extent that none of the Preferred IPO Adjustments is permitted by the Applicable Law (including the Applicable Law of the place of listing), if such New Investor elects cash compensation, it shall set forth in the IPO Adjustment Notice (i) the total amount of cash compensation sought from the Company, if applicable, (ii) the total amount of cash compensation sought from the Responsible Shareholders, if applicable, (iii) its calculation in reasonable detail, (iv) currency in which such cash compensation should be made and (v) such New Investor’s bank account information.  In case that such New Investor demands cash compensation from (i) the Responsible Shareholders  or (ii) both of the Company and the Responsible Shareholders, within five days after its receipt of the IPO Adjustment Notice, the Company shall, taking into consideration of the arrangement in the last second sentence of this Section 6.02(e), calculate cash compensation each Responsible Shareholder is liable on a pro rata basis in proportion to each such Responsible Shareholder’s shareholding percentage in the Company (calculated on a fully-diluted and as-converted basis) as at the consummation of the Qualified IPO and notify each such Responsible Shareholder accordingly (such notice as a “Compensation Notice”). Subject to the immediately following sentence, the Company and each Responsible Shareholder, as applicable, shall pay its portion of cash compensation to such New Investor no later than 10 days after the Compensation Notice is delivered.  Notwithstanding anything to the contrary herein, if the Sequoia Portion is not more than the Gopher Portion, Sequoia shall only be liable to pay Sequoia Portion to Gopher in accordance with the payment schedule to be agreed by Gopher and Sequoia and Gopher shall have the right to request other Responsible Shareholders to pay the deficit between the Gopher Portion and the Sequoia Portion.  For purpose of this Section 6.02(e), “Sequoia Portion” means the portion of cash compensation Sequoia shall be liable for, which shall be the product of all cash compensation payable to all New Investors by all Responsible Shareholders (for the avoidance of doubt, including Sequoia) multiplied by Sequoia’s shareholding percentage in the Company among all Responsible Shareholders (calculated on a fully-diluted and as-converted basis) as at the consummation of the Qualified IPO; and “Gopher Portion” means the portion of cash compensation Gopher shall be entitled to, which shall be the product of all cash compensation payable to all New Investors by all Responsible Shareholders (for the avoidance of doubt, including Sequoia) multiplied by Gopher’s shareholding percentage in the Company among all New Investors (calculated on a fully-diluted and as-converted basis) as at the consummation of the Qualified IPO.

(f)                                   To the extent that none of the Preferred IPO Adjustments is permitted by the Applicable Law (including the Applicable Law of the place of listing), if such New Investor elects share compensation, it shall set forth in the IPO Adjustment Notice (i) the class of Company Securities and total share number of each class to be transferred to such

New Investor, (ii) its calculation in reasonable detail and (iii) transferee’s name and address. The Company shall, within five days after its receipt of the IPO Adjustment Notice, calculate share compensation each Responsible Shareholder is liable on a pro rata basis in proportion to each Responsible Shareholder’s shareholding percentage in the Company (calculated on a fully-diluted and as-converted basis) as at the consummation of the Qualified IPO and send the Compensation Notice to each Responsible Shareholder accordingly.  Within five days after the Company sends the Compensation Notice, each Responsible Shareholder shall deliver its original share certificate(s) to the Company for cancellation or in exchange for new share certificate(s), as the case may be, and execute and deliver all documents necessary or desirable to effectuate the share transfer (including the instrument of transfer in the form attached hereto as Exhibit C) to such New Investor or the Company, as applicable. The Company shall issue share certificate(s) to the transferee designated by such New Investor in the IPO Adjustment Notice and have the register of members updated within two days after it receives the executed instrument of transfer from each Responsible Shareholder.

(g)                                  The parties hereto agree to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to effectuate the IPO Adjustments as requested by any New Investor, including (i) voting all of its Company Securities or execute proxies or written consents, as the case may be, and (ii) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents.

(h)                                 Notwithstanding anything contained herein to the contrary, none of the Shareholders shall have any right under Article 4 for issue or Transfer of any Company Securities pursuant to an IPO Adjustment.

Section 6.03.                          Future Funding.  (a) The Board shall from time to time evaluate the capital needs of the Group, and in the event it is determined that such capital needs shall be financed through further equity issuances by the Company, such issuances shall be subject to the provisions in Section 4.03.

(b)                                 From the date hereof, if any party (including any Principal and any Existing Institutional Shareholder) acquiring any Company Securities has been granted any more preferential treatment compared with those rights the New Investors are entitled under this Agreement and other Transaction Documents, the Company and the Founder shall procure such preferential treatment to be applied to each New Investor equally based on the overall consideration and negotiation taking into specific terms and conditions of such additional funding and investment.  The Company and the Founder shall provide all documents (including letter of intent, term sheets and definitive transaction documents) relating to or in connection with all such funding and investment to the New Investors.

Section 6.04.                          Dividend Policy.  (a) Subject to the Applicable Laws, the Board may from time to time determines to declare and pay dividends to any of the Principals and the Existing Institutional Shareholders, each New Investor shall have the same rights to dividends distribution as such other Shareholders in proportion to the Company

Securities held by such New Investor (including all Preferred Shares held by such New Investor on an as-converted to Ordinary Share basis).

(b)                                 In the event that a Qualified IPO has not been completed by the end of 2018, Sequoia shall, at any time from the year of 2019, have the right to request the Company to, and, unless otherwise agreed by the Company and Sequoia upon such request the Company shall, declare and authorize payment of dividends in cash to all Shareholders on an annual basis out of the funds of the Company lawfully available therefore, amounting to no less than 50% of the aggregate amount of the funds of the Company lawfully available for declaration of dividends for the applicable year.

Section 6.05.                          Anti-Dilution Protection.  The Company covenants to each New Investor that any issue of any Company Securities for implementation of the Excluded Issuance (including any adjustment of per share issue price or number of Companies Securities to be issued as contemplated by the relevant transaction documents thereof), regardless of the date of completion, shall not dilute each New Investor’s shareholding percentage of Companies Securities as at each Closing.  For purpose of this Section 6.05, calculation of each New Investor’s shareholding percentage of the Company Securities as at each Closing shall take into account the issuance of 16,800,000 shares of Ordinary Shares as contemplated by the Excluded Issuance as if such issuance has been consummated as immediately before the applicable Closing.

Section 6.06.                          Confidentiality.  (a)  Each Shareholder agrees that Confidential Information furnished and to be furnished to it has been and may in the future be made available in connection with such Shareholder’s investment in the Company.  Each Shareholder agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose (including to disadvantage competitively the Company, any of its Affiliates or any other Shareholder).  Each Shareholder further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(i)                                     to such Shareholder and its Affiliates and their respective Representatives in the normal course of the performance of their duties or to any financial institution providing credit to such Shareholder;

(ii)                                  to the extent required by any Applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Shareholder is subject; provided that such Shareholder agrees to give the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Shareholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such Applicable Law));

(iii)                               to any Person to whom such Shareholder is contemplating a Transfer of its Company Securities; provided that such Transfer would not be in violation of the provisions of this Agreement and such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement consistent with the provisions hereof;

(iv)                              to any regulatory authority to which the Shareholder or any of its Affiliates is subject; provided that such authority is advised of the confidential nature of such information;

(v)                                 to the extent related to the tax treatment and tax structure of the transactions contemplated by this Agreement (including all materials of any kind, such as opinions or other tax analyses that the Company, its Affiliates or its Representatives have provided to such Shareholder relating to such tax treatment and tax structure); provided that the foregoing does not constitute an authorization to disclose the identity of any existing or future party to the transactions contemplated by this Agreement or their Affiliates or Representatives, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information; or

(vi)                              if the prior written consent of the Board shall have been obtained.

Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Shareholder.

(b)                   “Confidential Information” means any information concerning the Company or any Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company or any such Persons in the possession of or furnished to any Shareholder (including by virtue of its present or former right to designate a director of the Company); provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or its directors, officers, employees, stockholders, members, partners, agents, counsel, advisers or other representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement or other Transaction Documents, (ii) was available to such Shareholder on a non-confidential basis prior to its disclosure to such Shareholder or its Representatives by the Company, (iii) becomes available to such Shareholder on a non-confidential basis from a source other than the Company after the disclosure of such information to such Shareholder or its Representatives by the Company, which source is (at the time of receipt of the relevant information) not, to the best of such Shareholder’s Knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person or (iv) is independently developed by such Shareholder without violating any confidentiality agreement with, or other obligation of secrecy to, the Company.

Section 6.07.                          Noncompetition and Non-Solicitation.  (a) Each Key Shareholder agrees and covenants that from the date hereof until such Person or his Affiliates (including each of the management, directors and employees of such Affiliates) are no longer shareholders, directors, officers or employees of any Group Companies or their respective Affiliates and within two full years afterwards, such Person shall not, and shall cause any of its Affiliates (including shareholders, directors, officers and employees of such Affiliates, as applicable) not to, engage, either directly or indirectly, as a principal or for his or its own account or solely or jointly with others, or as shareholders in any corporation or joint stock association, or otherwise enjoy any economic interests or benefits, in any business that competes with the business currently and proposed to be conducted by the Group Companies, provided that nothing herein shall prohibit a Key Shareholder or its Affiliates (including each of the management, directors and employees of such Affiliates) from acquiring or holding Equity Securities of a Competitor whose Equity Securities are traded on a national or regional stock exchange or on the over-the-counter market so long as such Person’s ownership represents less than 1% of such Competitor’s Equity Securities on a fully diluted basis as reported by such Competitor as of December 31 of the preceding year.

(b)                                 (i) WP agrees and covenants that as long as it holds not less than 1% of the Equity Securities of any Group Companies (calculated on a fully-diluted and as-converted basis), and (ii) each of Gopher and Sequoia agrees and covenants that as long as Gopher and Sequoia jointly hold not less than 1% of the Equity Securities of any Group Companies (calculated on a fully-diluted and as-converted basis), neither it nor its Restricted Affiliates shall invest, either directly or indirectly, for its own account or jointly with others, in any Competitor’s courier / express delivery services business in the PRC (the “Competitor’s Competing Business”); provided that nothing herein shall prohibit such New Investor or their respective Restricted Affiliates from acquiring or holding Equity Securities of a Competitor whose Equity Securities are traded on a national or regional stock exchange or on the over-the-counter market so long as its and/or its Restricted Affiliates’ ownership represents less than 1% of such Competitor’s Equity Securities on a fully diluted basis as reported by such Competitor as of December 31 of the preceding year.

(c)                                  SC agrees and covenants that as long as it holds not less than 0.5% of the Equity Securities of any Group Companies (calculated on a fully-diluted and as-converted basis), neither it nor its Restricted Affiliates shall invest, either directly or indirectly, for its own account or jointly with others, in any Competitor’s Competing Business; provided that nothing herein shall prohibit SC or its Restricted Affiliates from acquiring or holding Equity Securities of a Competitor whose Equity Securities are traded on a national or regional stock exchange or on the over-the-counter market so long as its and/or its Restricted Affiliates’ ownership represents less than 1% of such Competitor’s Equity Securities on a fully diluted basis as reported by such Competitor as of December 31 of the preceding year.

(d)                                 Hillhouse ZT Holdings Limited agrees and covenants that as long as it holds not less than 0.5% of the Equity Securities of any Group Companies (calculated on a fully-diluted and as-converted basis), neither it nor its Restricted Affiliate shall invest, either directly or indirectly, for its own account or jointly with others, in any Competitor’s Competing Business; provided that nothing herein shall prohibit Hillhouse ZT Holdings Limited or its Restricted Affiliate from acquiring or holding Equity Securities of a Competitor whose Equity Securities are traded on a national or regional stock exchange or on the over-the-counter market so long as its and/or its Restricted Affiliate’s ownership represents less than 5% of such Competitor’s Equity Securities on a fully diluted basis as reported by such Competitor as of December 31 of the preceding year.

(e)                                  Each of the Key Shareholders agrees and covenants that, from the date hereof through the third anniversary of the First Closing Date, without the prior written consent of the New Investors, such Person and its Affiliates (including each of the management, directors and employees of such Affiliates) shall not, directly or indirectly, as a principal or for its or his own account or solely or jointly with others, solicit, induce or hire, or enter into employment contract with any Key Employee or receive or accept the performance of services by any Key Employee, in each case which may result in the termination of such Key Employee’s employment with the relevant Group Company.

Section 6.08.                          Books and Records.  (a) The Company shall, and all Shareholders shall use its reasonably best efforts to cause the Company to, keep proper books of records, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with the Accounting Standards, applied on a consistent basis.

(b)                                 Each the Company and the Shareholders shall use its reasonably best efforts to procure each Group Company to keep proper books of records an account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with the accounting standards as required by the Applicable Law, applied on a consistent basis.

(c)                                  The Company will, and the Company will procure each other Group Company to, give each of the Shareholders, their respective counsel, auditors and other authorized representatives access, during regular business hours, to its offices, internal whistleblowers, properties, books and records, compliance training logs and investigation records and instruct its employees, counsel, auditor and other advisors to cooperate with the Shareholders in their investigation of the Group Companies.

Section 6.09.                          Reports.  The Company agrees to furnish to each Financial Investor, for so long as it owns any Company Securities:

(a)                                 as soon as practicable after the end of each fiscal year, in any event, within 120 days thereafter, a consolidated or combined balance sheet of the Company and other Group Companies, as of the end of such fiscal year, and consolidated or combined statements of income and cash flows of the Company and other Group Companies, for such year, prepared in English by the independent auditor of the Company, which shall be a Big 4 Accounting Firm, in accordance with the Accounting Standards; and

(b)                                 as soon as practicable and, in any event, within 45 days after the end of each fiscal quarter, the unaudited consolidated or combined balance sheet of the Company and other Group Companies as at the end of such quarter and the related unaudited statement of operations and cash flow for such quarter and for the portion of the fiscal year then ended, in each case prepared in accordance with the Accounting Standards, or with respect to any Group Company that is a PRC Person, in accordance with PRC GAAP.

Section 6.10.                          Limitations on Subsequent Registration Rights.  The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (a) that would allow such holder or prospective holder to include such securities in any Demand Registration or Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of all Financial Investors included therein or (b) on terms otherwise more favorable than this Agreement.  The Company also represents and warrants to each Shareholder that it has not previously entered into any agreement with respect to any of its securities granting any registration rights to any Person.

Section 6.11.                          Related Party Transactions.  The Company shall not, and shall not permit any of the other Group Companies to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase, lease or otherwise acquire any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with or for the benefit of, any Affiliate of the Company, any Shareholder or any Related Party of any Shareholder, except for (i) such transaction on arm’s-length’s basis, (ii) any transaction approved pursuant to Section 2.07(b) and (iii) any transaction between any Group Company and Standard Chartered Bank and / or its Affiliates (acting as a bank) in their respective ordinary course lending business.

Section 6.12.                          Conflicting Agreements.  The Company and each Shareholder represents and agrees that it shall not (a) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities, except as expressly contemplated by this Agreement, (b) enter into any agreement or arrangement of any kind with any Person with respect to any Company Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Shareholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Company Securities or (c) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Company Securities in any manner that is inconsistent with the provisions of this Agreement.

Section 6.13.                          Compliance with Circular 37.  Each Shareholder, to the extent it is subject to or under the jurisdiction of Circular 37, hereby covenants to the Company that it shall fully comply with in all respects with Circular 37.

Section 6.14.                          Compliance with Laws.  (a) The Company shall, and shall cause each other Group Company to, and each Shareholder shall cause each Group Company to comply with all Applicable Laws, including the Anti-Bribery Law, laws regarding foreign investments, corporate registration and filing, courier business, road transportation, foreign exchange, intellectual property rights, labor and social welfare and taxation, and obtain, make and maintain in effect, all Consents from any Governmental Authorities or other Person required in respect of the due and proper establishment and operations of each of the Company and any other Group Company as now conducted or proposed to be conducted in accordance with all Applicable Laws.

(b)                        Each of the Group Company represents that it shall not, and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-US Public Official (as defined in applicable Anti-Bribery Laws), in each case, in violation of any Anti-Bribery Laws.  Each of the Group Companies further represents that it shall, and shall cause each of its Subsidiaries and Affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by such Group Company, its Subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of any Anti-Bribery Laws.  Each of the Group Company further represents that it shall, and shall cause each of its Subsidiaries and Affiliates to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the Anti-Bribery Laws.  Each of the Shareholders shall procure (insofar as it lawfully can) that no Group Company engages in any activity or conduct that would result in a violation of any Anti-Bribery Laws.  Each of the Shareholders shall further procure (insofar as it lawfully can) that each of the Group Companies shall, within 6 months after the First Closing, duly adopt procedures to prevent bribery that are reasonably acceptable to each New Investor (the “Anti-Bribery Procedures”) and the Internal Control Plan.

(c)                                  Each Shareholder agrees to vote, or cause to be voted, all shares owned or held by such Shareholder, or over which such Shareholder has voting Control, from time to time and at all times, in whatever manner as shall be necessary to ensure that (i) at each annual or special meeting of the Shareholders at which an election of Directors is held or pursuant to any written consent of the Shareholders, no Restricted Party is elected to the Board and (ii) any Director that becomes a Restricted Party shall be removed from the Board immediately and replaced according to the provisions of this Agreement.

(d)                                 Each Shareholder covenants that it shall not at any time conduct, or cause or permit any Group Company to conduct, any business with any Restricted Party or that could cause any Group Company or any Shareholder to become a Restricted Party.

(e)                                  Each Shareholder agrees to cause each Group Company to adopt and maintain policies and procedures designed to ensure compliance with applicable Sanctions.

(f)                                   Without limiting the generality of the foregoing, each Shareholder and the Company shall ensure that all filings and registrations with Governmental Authorities in the PRC so required by them shall be duly completed in accordance with the relevant rules and regulations.

(g)                                  The Company covenants to each New Investor that it will not, directly or indirectly, use the proceeds of any investment provided by the New Investors, or lend, contribute or otherwise make available such proceeds to any other Group Company, joint venture partner or other individual or entity: (i) to fund or facilitate any activity or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the investment transaction as described herein, whether as advisor, investor or otherwise).

(h)                                 The Company covenants to each New Investor that it shall promptly notify such New Investor when it is aware of violation of any Compliance Laws by it or any other Group Company or any director, officer or employees of the foregoing, whether pending, alleged, threatened, settled or confirmed.

Section 6.15.                          No Promotion.  Each other parties hereto agree that it will not, without the prior written consent of the applicable New Investor, use, publish, reproduce or refer to the name of such New Investor and its Affiliates, or any name, trade name, trademark, service mark, logo, symbol or any abbreviation of such New Investor and its Affiliates (including (i) Warburg Pincus, WP, 华平 and Huaping with respect to WP, (ii) Hillhouse, 高瓴 and Gaoling with respect to Hillhouse, (iii) Standard Chartered, Standard Chartered Bank, Standard Chartered Private Equity, Standard Chartered Private Equity (Mauritius) III Limited, SC, SCB, SCPE, SCPEM, 渣打, 渣打银行, 渣打直投and Zhada with respect to SC, (iv) Sequoia Capital, Sequoia, 红杉资本, 红杉 and Hongshan with respect to Sequoia, and (v) Gopher, 歌斐 and Gefei with respect to Gopher) in any discussion, documents or materials for marketing or other purposes.

Section 6.16.                          Captive Structure.  In the event that the Captive Structure is terminated or collapses for any reason, upon the request of any New Investor (other than WP), the Company and each of the Principals shall use their respective best efforts to procure that such New Investor’s investment in the Company (including all of the rights and privileges granted to such New Investor under this Agreement and other Transaction Documents) shall be exchanged for equity interests with equivalent rights and privileges in the Domestic Company in accordance with the implementation measures as agreed by the Company and such New Investor.

ARTICLE 7
MISCELLANEOUS

Section 7.01.                          Binding Effect; Assignability; Benefit.  (a)  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.  Any Shareholder that ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than (i) the provisions of Article 5 applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Company Securities and (ii) Section 6.06 and Article 7.

(b)                        Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except that any Person acquiring Company Securities from any Shareholder in a Transfer in compliance with Article 3 (but excluding any such Transfer made in a Public Offering) or any Person acquiring Company Securities that is required or permitted by the terms of this Agreement or any employment agreement or share purchase, option, share option or other compensation plan of the Company or any other Group Company to become a party hereto shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a “Shareholder”.

(c)                                  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 7.02.                          Notices.  Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant party as showed on Schedule VI (or at such other address as such party may designate by 15 days’ advance written notice to the other parties to this Agreement given in accordance with this Section).  Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (a) delivery (or when delivery is refused) and (b) expiration of two Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day.  Any Person that becomes a Shareholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Shareholder.

Section 7.03.                          Waiver; Amendment; Termination.  (a) Subject to Section 7.03(b), no provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing executed by (i) the Company, (ii) the Shareholders holding not less than two-thirds of the voting power of the Ordinary Shares then issued and outstanding (which shall include Sequoia), and (iii) the New Investors Holding a Majority in Interest.  In addition, any party may waive any provision of this Agreement with respect to itself by an instrument in writing executed by the party against whom the waiver is to be effective.

(b)                        In addition, any amendment, waiver or modification of any provision of this Agreement that would adversely affect any Shareholder in a manner that is disparate from the manner in which it affects other Shareholders may be effected only with the consent of the Shareholder so affected.

Section 7.04.                          Fees and Expenses.  Except as otherwise provided in the Share Purchase Agreement, all costs and expenses incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

Section 7.05.                          Governing Law.  This Agreement shall be governed by and construed under the laws of Hong Kong, without regard to principles of conflict of laws thereunder.

Section 7.06.                          Dispute Resolution.  (a) Any dispute, controversy or claim (each, a “Dispute”) arising out of, relating to or in connection with this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of any party to the dispute with notice (the “Arbitration Notice”) to the other parties.

(b)                        The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules.  To the extent that the HKIAC Rules are in conflict with any provisions of this Agreement, including the provisions concerning the appointment of the arbitrators, the provisions of this Section 7.06 shall prevail.

(c)                                  There shall be three arbitrators, of whom one arbitrator shall be appointed by the claiming party(ies), one arbitrator appointed by the responding party(ies), and the third arbitrator shall be appointed by the two arbitrators designated by the parties.  If a party(ies) fails to designate an arbitrator within 30 days after designation of an arbitrator by the other party(ies), the second arbitrator shall be appointed by the HKIAC Council.  If the two arbitrators designated by the parties are unable to agree upon a third arbitrator within 30 days after the first two arbitrators are appointed, the third arbitrator shall be appointed by the HKIAC Council.

(d)                                 Each party to the arbitration shall cooperate with the other parties to the arbitration in making full disclosure of and providing complete access to all information and documents requested by the other parties in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(e)                                  The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(f)                                   Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(g)                                  During the course of the arbitral tribunal’s adjudication of the Dispute, each party shall continue to perform its respective obligation and duty herein except with respect to the part in dispute and under adjudication.

Section 7.07.                          Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.

Section 7.08.                          Entire Agreement.  This Agreement and other Transaction Documents (as supplemented), together with all schedules and exhibits hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and supersede all other agreements between or among any of the parties with respect to the subject matters hereof and thereof.

Section 7.09.                          Severability.  If any term, provision, covenant or restriction of this Agreement is held by the HKIAC, a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 7.10.                          Specific Enforcement.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.11.                          Effective Date; Termination.  This Agreement shall become effective on the date hereof and shall continue in force until the earlier to occur of (a) with respect to any Shareholder, the date upon which such Shareholder ceases to hold any Company Securities and (b) any date agreed upon in writing by all parties hereto.

Section 7.12.                          Effect of Termination.  If this Agreement is terminated in accordance with Section 7.11, it shall be of no further force and effect to the Shareholder ceasing to hold any Company Securities or all parties hereto, as the case may be, except that the provisions of this Section 7.12 and those provisions of Sections 5.05 (Indemnification by the Company), 5.06 (Indemnification by Participating Shareholders), 5.07 (Conduct of Indemnification Proceedings), 5.08 (Contribution), 5.10 (Other Indemnification), 6.02 (IPO Adjustment), 6.06 (Confidentiality), 6.07(a) (Noncompetition and Non-Solicitation), 7.02 (Notices), 7.05 (Governing Law) and 7.06 (Dispute Resolution), provided that the termination will not relieve any party from any liability for any breach of this Agreement prior to such termination.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO EXPRESS (CAYMAN) INC.

By:	/s/ Lai Meisong
	Name:	Lai Meisong
	Title	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO LMS HOLDING LIMITED

By:	/s/ Lai Meisong
	Name:	Lai Meisong
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LAI MEISONG

By:	/s/ Lai Meisong

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO LJF HOLDING LIMITED

By:	/s/ Lai Jianfa
	Name:	Lai Jianfa
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LAI JIANFA

By:	/s/ Lai Jianfa

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO WJL HOLDING LIMITED

By:	/s/Wang Jilei
	Name:	Wang Jilei
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WANG JILEI

By:	/s/ Wang Jilei

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO HXL HOLDING LIMITED

By:	/s/ Hu Xiangliang
	Name:	Hu Xiangliang
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HU XIANGLIANG

By:	/s/Hu Xiangliang

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF. the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO ZSC HOLDING LIMITED

By:	/s/ Zhang Shunchang
	Name:	Zhang Shunchang
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO SXB HOLDING LIMITED

By:	/s/ Shang Xuebing
	Name:	Shang Xuebing
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF. the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day- and year first above written.

ZTO QFX HOLDING LIMITED

By:	/s/ Qiu Feixiang
	Name:	Qiu Feixiang
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO LBX HOLDING LIMITED

By:	/s/ Lan Baixi
	Name:	Lan Baixi
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO MF HOLDING LIMITED

By:	/s/ Meng Feng
	Name:	Meng Feng
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above ritten.

ZTO XHJ HOLDING LIMITED

By:	/s/ Xu Hongjun
	Name:	Xu Hongjun
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO ZYR HOLDING LIMITED

By:	/s/ Zhang Yaoren
	Name:	Zhang Yaoren
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO WSL HOLDING LIMITED

By:	/s/ Wang Senliang
	Name:	Wang Senliang
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO ZYW HOLDING LIMITED

By:	/s/ Zeng Youwang
	Name:	Zeng Youwang
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO HZR HOLDING LIMITED

By:	/s/ Hong Zongrui
	Name:	Hong Zongrui
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO HLJ HOLDING LIMITED

By:	/s/ Huang Lijun
	Name:	Huang Lijun
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO LZM HOLDING LIMITED

By:	/s/ Lin Zhiming
	Name:	Lin Zhiming
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO ZGF HOLDING LIMITED

By:	/s/ Zhu Genfu
	Name:	Zhu Genfu
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO WR HOLDING LIMITED

By:	/s/ Wang Rui
	Name:	Wang Rui
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO XMY HOLDING LIMITED

By:	/s/ Xu Minye
	Name:	Xu Minye
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO CSF HOLDING LIMITED

By:	/s/ Chen Shunfeng
	Name:	Chen Shunfeng
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO CFS HOLDING LIMITED

By:	/s/ Cui Fushan
	Name:	Cui Fushan
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO ZJSD HOLDING LIMITED

By:	/s/ Zhang Jian
	Name:	Zhang Jian
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO PSM HOLDING LIMITED

By:	/s/ Pan Shunmei
	Name:	Pan Shunmei
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO YXL HOLDING LIMITED

By:	/s/ Yuan Xiaoliang
	Name:	Yuan Xiaoliang
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO LJC HOLDING LIMITED

By:	/s/ Lai Jianchang
	Name:	Lai Jianchang
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO MS HOLDING LIMITED

By:	/s/ Lai Mingsong
	Name:	Lai Mingsong
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO ZHF HOLDING LIMITED

By:	/s/ Zhou Haifeng
	Name:	Zhou Haifeng
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF. the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above NN’ ritten.

ZTO XJX HOLDING LIMITED

By:	/s/ Xi Jiangxiu
	Name:	Xi Jiangxiu
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO XKM HOLDING LIMITED

By:	/s/ Xiao Kunman
	Name:	Xiao Kunman
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO YWJ HOLDING LIMITED

By:	/s/ Yao Weijun
	Name:	Yao Weijun
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO YB HOLDING LIMITED

By:	/s/ Yang Bo
	Name:	Yang Bo
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO ZJGZ HOLDING LIMITED

By:	/s/ Zhang Jian
	Name:	Zhang Jian
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO PYF HOLDING LIMITED

By:	/s/ Pan Yongfang
	Name:	Pan Yongfang
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO WLM HOLDING LIMITED

By:	/s/ Wu Lemou
	Name:	Wu Lemou
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO TJY HOLDING LIMITED

By:	/s/Teng Jianying
	Name:	Teng Jianying
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO LBZ HOLDING LIMITED

By:	/s/ Li Baozhen
	Name:	Li Baozhen
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO MSM HOLDING LIMITED

By:	/s/ Ma Shumin
	Name:	Ma Shumin
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF. the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO WW HOLDING LIMITED

By:	/s/ Wang Wei
	Name:	Wang Wei
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be ctu:y executed try- their respe.ctiw autnorized officers as of the day and year first above wriccri.

ZTO CZW HOLDING LIMITED

By:	/s/ Chen Ziwen
	Name:	Chen Ziwen
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZTO RDY HOLDING LIMITED

By:	/s/ Ren Dianyuan
	Name:	Ren Dianyun
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GOPHER CHINA S.O. PROJECT LIMITED

By:	/s/ Liu Hui
	Name:	Liu Hui刘辉
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MAX ALPHA LIMITED

By:	/s/ Zhang Lianqing
	Name:	Zhang Lianqing
	Title:	Authorized SIgnatory

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MAX BEYOND LIMITED

By:	/s/Zhang Lianqing
	Name:	Zhang Lianqing
	Title:	Authorized Signatory

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ONYX GEM INVESTMENT HOLDINGS LIMITED

By:	/s/ Timothy J. Curt
	Name:	Timothy J. Curt
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HILLHOUSE ZT HOLDINGS LIMITED

By:	/s/ Meng Shan
	Name:	Meng Shan
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STANDARD CHARTERED PRIVATE EQUITY (MAURITIUS) III LIMITED

By:	/s/ Andrew Dawson
	Name:	Andrew Dawson
	Title:	Director

[Signature Page to Shareholders Agreement]

SCHEDULE I
LIST OF PRINCIPALS

Principal	Jurisdiction

ZTO LMS Holding Limited	British Virgin Islands
ZTO LJF Holding Limited	British Virgin Islands
ZTO WJL Holding Limited	British Virgin Islands
ZTO HXL Holding Limited	British Virgin Islands
ZTO ZSC Holding Limited	British Virgin Islands
ZTO SXB Holding Limited	British Virgin Islands
ZTO QFX Holding Limited	British Virgin Islands
ZTO LBX Holding Limited	British Virgin Islands
ZTO MF Holding Limited	British Virgin Islands
ZTO XHJ Holding Limited	British Virgin Islands
ZTO ZYR Holding Limited	British Virgin Islands
ZTO WSL Holding Limited	British Virgin Islands
ZTO ZYW Holding Limited	British Virgin Islands
ZTO HZR Holding Limited	British Virgin Islands
ZTO HLJ Holding Limited	British Virgin Islands
ZTO LZM Holding Limited	British Virgin Islands
ZTO ZGF Holding Limited	British Virgin Islands
ZTO WR Holding Limited	British Virgin Islands
ZTO XMY Holding Limited	British Virgin Islands
ZTO CSF Holding Limited	British Virgin Islands
ZTO CFS Holding Limited	British Virgin Islands
ZTO ZJSD Holding Limited	British Virgin Islands
ZTO PSM Holding Limited	British Virgin Islands
ZTO YXL Holding Limited	British Virgin Islands
ZTO LJC Holding Limited	British Virgin Islands

Principal	Jurisdiction

ZTO MS Holding Limited	British Virgin Islands
ZTO ZHF Holding Limited	British Virgin Islands
ZTO XJX Holding Limited	British Virgin Islands
ZTO XKM Holding Limited	British Virgin Islands
ZTO YWJ Holding Limited	British Virgin Islands
ZTO YB Holding Limited	British Virgin Islands
ZTO ZJGZ Holding Limited	British Virgin Islands
ZTO PYF Holding Limited	British Virgin Islands
ZTO CZW Holding Limited	British Virgin Islands
ZTO RDY Holding Limited	British Virgin Islands

SCHEDULE II
LIST OF EXISTING INSTITUTIONAL SHAREHOLDERS

Name	Jurisdiction

Max Alpha Limited	Cayman Islands
Max Beyond Limited	Cayman Islands
ZTO WLM Holding Limited	British Virgin Islands
ZTO LBZ Holding Limited	British Virgin Islands
ZTO MSM Holding Limited	British Virgin Islands
ZTO WW Holding Limited	British Virgin Islands
ZTO TJY Holding Limited	British Virgin Islands

SCHEDULE III
LIST OF NEW INVESTORS

Name	Jurisdiction

Onyx Gem Investment Holdings Limited	British Virgin Islands
Hillhouse ZT Holdings Limited	British Virgin Islands
Standard Chartered Private Equity (Mauritius) III Limited	Mauritius
Gopher China S.O. Project Limited	British Virgin Islands

SCHEDULE IV
LIST OF COMPETITORS

1.             EMS

2.             申通

3.             圆通

4.             韵达

5.             百世汇通

6.             天天

7.             全峰

8.             优速

9.             国通

SCHEDULE V
LIST OF RESTRICTED AFFILIATES

New Investor	Restricted Affiliates

WP

(a)         Warburg Pincus LLC;

(b)         any fund managed by Warburg Pincus LLC which is still in its investment period as at the date of this Agreement in accordance with the terms of the relevant fund documents (exclusive of Warburg Pincus Energy, L. P. and any future funds to be raised and under the management of Warburg Pincus LLC);

(c)          the general partner of such fund mentioned in (b) above; and

(d)         any investment vehicle established and majority owned by such fund mentioned in (b) above.

SC

(a)         Standard Chartered Principal Finance (Cayman) Limited;

(b)         Standard Chartered Private Equity (Singapore) Pte. Ltd.;

(c)          Standard Chartered Private Equity Limited;

(d)         Standard Chartered Private Equity (Mauritius) Limited;

(e)          Standard Chartered Private Equity (Mauritius) II Limited; and

(f)           any investment vehicle established and majority owned by such companies mentioned in (a) to (e) above.

Hillhouse	(a) Hillhouse Fund II, L.P.

Sequoia

(a)         Tianjin Sequoia Ju Ye Equity Investment Partnership (Limited Partnership)(天津红杉聚业股权投资合作企业（有限合伙）);

(b)         Beijing Sequoia Xin Yuan Equity Investment Center (Limited Partnership) (北京红杉信远股权投资中心（有限合伙）));

(c)          the general partner of such fund mentioned in (a) and (b) above; and

(d)         any investment vehicle established and majority owned by such fund mentioned in (a) to (c) above.

Gopher	(a) Gopher China Harvest Fund LP; and (b) Gopher China Special Opportunity Fund II LP.

SCHEDULE VI
ADDRESS FOR NOTICES

If to any Principal:

c/o ZTO Express Co., Ltd.

Address:   No. 1685, Huazhi Road, Qingpu District

Shanghai 201708, China

Attention: Xu Feng

Fax: +86 21 59139333

Email: xufeng@zto.com

If to the Company and/or other Group Company:

c/o ZTO Express Co., Ltd.

Address:   No. 1685, Huazhi Road, Qingpu District

Shanghai 201708, China

Attention: Xu Feng

Fax: +86 21 59139333

Email: xufeng@zto.com

If to Onyx Gem Investment Holdings Limited:

c/o Warburg Pincus LLC

Address: 450 Lexington Avenue, New York, NY, USA 10017

Attention: Timothy J. Curt/Tara O’Neill

Fax: +1(21)878-9200
Email: timothy.curt@warburgpincus.com; tara.oneill@warburgpincus.com

With a copy to:

Warburg Pincus Asia LLC

Address: Suite 6703, Two IFC, Hong Kong

Attention: Andrew Chan

Fax: +(852)30103338

Email: andrew.chan@warburgpincus.com

If to Hillhouse ZT Holdings Limited:

Attention: Cao Wei
Address: Floor 28, Building B, PingAn International Financial Center, No. 1-3, Xinyuan South Road, Chaoyang District, Beijing 100027 PRC (北京市朝阳区新源南路3号平安国际金融中心B座28层)
Fax: +86-10-59520882
Email: wcao@hillhousetca.com

With a copy to:

Attention: Adam HORNUNG

Address: Suite 1608, One Exchange Square, 8 Connaught Place, Central, Hong Kong

Fax:+(852) 2179 1900

Email: Legal@hillhousecap.com

If to Standard Chartered Private Equity (Mauritius) III Limited:

c/o Abax Corporate Services Ltd.

Address: 6th Floor, Tower A, 1 CyberCity, Ebene, Mauritius

With a copy to:

Standard Chartered Principal Finance

Address: Marina Bay Financial Centre (Tower 1),

8, Marina Boulevard, Level 23

Singapore 018981

Fax: +(8610) 5918 6199

Email:gilbert.zeng@sc.com

Attention: Gilbert Zeng

If to Max Alpha Limited and / or Max Beyond Limited:

Address: 3606, China Central Place Tower 3

77 Jianguo Road, Beijing 100025, China

Attention: Liu Xing

Fax: +852 2501-5249

Email: liu@sequoiacap.com

If to Gopher China S.O. Project Limited:

Address: Room 903-4, Li Po Chun Chambers

189 Des Voeux Road, Central, Hong Kong

Attention: Annie Choy/ Lin Xiang

Fax: +852 3791 2282

Email: annie.choy@noahwm.hk; leo.lin@noahwm.hk

If to Hao Min:

c/o ZTO Express Co., Ltd.

Address:   No. 1685, Huazhi Road, Qingpu District

Shanghai 201708, China

Attention: Xu Feng

Fax: +86 21 59139333

Email: xufeng@zto.com

SCHEDULE VII

PROTECTIVE MEASURES

I.                                        WP Designee’s shareholding percentage in the Domestic Company

WP Designee shall own 10,000 to 20,000 shares of the Domestic Company.

II.                                   Protection at Corporate Governance

1.              WP Director Appointment: Under the Control Documents and the shareholders agreement of the Domestic Company, each of the other shareholders of the Domestic Company shall promise to vote for the director nominated by WP Designee to elect such nominee on the board of the Domestic Company.

2.              Board Level: The following clause will be included in the shareholders agreement and the articles of association of the Domestic Company before the First Closing and become effective only in the event of (i) termination of the Control Documents for any reasons; or (ii) collapse of the Captive Structure.

“The following key business decisions (“Key Matters”) of the Domestic Company and its subsidiaries (collectively the “Domestic Group” and each a “Domestic Group Member”) will be approved by a simple majority of the board of directors of the Domestic Company (which must include the approval of the director nominated by WP Designee):

(a) IPO of the Domestic Group;

(b) any amendment to, modification of or change in any Control Documents;

(c) any increase or deduction of the registered capital of the Domestic Company;

(d) merger, acquisition, division, reorganization, change of corporate form or other similar procedure of the Domestic Company;

(e) any amendment to the articles of association of the Domestic Company; and any amendment to the articles of association of any other Domestic Group Member to the extent such amendments could reasonably be expected to adversely affect WP Designee’ rights or privileges in relation to the onshore investment;

(f) any voluntary commencement of liquidation, dissolution or other similar procedure of the Domestic Company or any Material Domestic Group Member, and “Material Domestic Group Member” means any Domestic Group Member (other than the Domestic Company) either gross revenue or net income of which of the preceding financial year accounts for 5% or more of the total gross revenue or total net income of the Domestic Group of the preceding financial year;

(g) termination or suspension of the business as currently conducted by the Domestic Group, taken as a whole, as of the date hereof or entry into a complete new line of business substantially different from the business as conducted by the Domestic Group, taken as a whole, as of the date hereof;

(h) any amendment to, modification of or change in its Anti-Bribery Procedures or compliance process, policies and procedures covering Sanctions;

(i) the issuance price of any new issue of Equity Securities of the Domestic Company (excluding (A) any issue pursuant to any employee benefit plan, employee stock option plan or similar plan in which the total Equity Securities to be reserved or issued account for not more than 3% of the then outstanding Equity Securities (calculated on a fully-diluted and as-converted basis) and (B) any issue to the Strategic Investors which is not primarily for equity financing purpose and in which the total Equity Securities to be issued account for no more than 15% of the then outstanding Equity Securities (calculated on a fully-diluted and as-converted basis))  or any redemption, repurchase, recapitalization, reclassification or combination of its Equity Securities if not on a pro rata basis with respect to all shareholders;

(j) entry into a transaction or a series of transactions with its Related Party that provides for payment to or from the Domestic Group Member of RMB200 million or more and on terms less favorable than those that could be obtained if such transaction were entered into with a third party on the arm’s-length basis;

(k) any sale, transfer, lease, pledge or other disposition by any Domestic Group Member of any assets (tangible or intangible), businesses, interests or properties, in a single transaction or a series of related transactions, with a value in the aggregate in excess of RMB200 million; or any sale, transfer or other disposition by any Domestic Group Member of any Person whose gross revenue or net income of the preceding financial year accounts for 5% or more of the total gross revenue or net income of the Domestic Group of the preceding financial year;

(l) any provision of guarantee or security for a Person that is neither a Domestic Group Member nor a delivery hub or franchisee transacting with the Domestic Group Members; or provision of loans providing for either (A) a total principal amount of RMB10 million or more to a single Person that is not a Domestic Group Member or (B) a total principal amount of RMB30 million or more to all Persons that are not Domestic Group Members;

(m) any appointment or removal of the independent auditor of each Domestic Company who will be responsible to audit and opine on the consolidated financial statements of the Domestic Company reflecting the financial position of the Domestic Group; or any material change in accounting principles, except as required by law.

3.              Shareholders Level:

•                  A unanimous shareholders approval would be required if the shareholders would like to amend or revise the articles of association of the Domestic Company;

•                  For the following Key Matters that fall under shareholders meeting’s authority (requiring two-third affirmative votes) under the PRC Company Law, without the recommendation of the board to the shareholder’ meeting to approve such Key Matters, the shareholders meeting shall not discuss or resolve or vote on such matters:

(a)         any increase or deduction of the registered capital of the Domestic Company.

III.                              Increase of Share Percentage at the Collapse of Captive Structure

Upon collapse of the Captive Structure for any reasons, (i) WP Designee, WP and/or any other individual or entity designated by WP then shall have the right, at its sole discretion, to request the Domestic Company to issue new shares to WP Designee, WP and/or any other individual or entity designated by WP then at the par value of the shares so that WP Designee, WP and/or any other individual or entity designated by WP then will hold directly the exact same stake, (in terms of percentage interest), in the Domestic Company as it then holds in ZTO Express (Cayman) Inc. in terms of percentage interest on a fully-diluted and as-converted basis; and (ii)  WP Designee is entitled to freely transfer any or all of the shares of the Domestic Company that WP Designee then holds to WP and/or any other individual or entity designated by WP and all other shareholders of the Domestic Company shall waive all rights and privileges arising from or in connection with such equity transfer, including without limitation the right of first refusal, whether under contract or by law.

IV.                               Other Measures

When WP exits investment from the Company before the collapse of the Captive Structure, WP Designee shall be obligated to exit from the Domestic Company by electing to (i) sell its shares in the Domestic Company to a third party, Mr. Lai Meisong or other individual shareholders, or (ii) request the Domestic Company to repurchase such equity stake, in each case, at the investment cost for such shares paid by WP Designee.  For the avoidance of doubt, upon the election of WP Designee, Mr. Lai Meisong and the Domestic Company, as the case maybe, shall have the obligation to purchase such shares offered by WP Designee at the investment cost for such shares paid by WP Designee.

Each party shall be responsible for all of its own costs and expenses incurred by it or on its behalf in connection with the transaction under Section III and Section IV of this Schedule; provided that WP shall reimburse the Domestic Company, Mr. Lai or other individual shareholders for all taxes incurred by them or on their behalf in connection with the transaction under Section III and Section IV of this Schedule.

EXHIBIT A
DEED OF ADHERENCE

EXHIBIT B
MEMORANDUM OF ARTICLES

EXHIBIT C
FORM OF INSTRUMENT OF TRANSFER